Exhibit 10.1

RESTRICTED STOCK AWARD AGREEMENT

This RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is made and entered into as of July __, 2016 (the “Effective Date”), by and between Aytu BioScience, Inc., a Delaware corporation (the “Company”), and ___________________ (the “Grantee”).

WHEREAS, in connection with Grantee’s continued provision of valuable services as a director of the Company, the Company’s Board of Directors (the “Board”) has determined to issue _________________ (####) shares of the Company’s common stock to Grantee, subject to the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the Company and the Grantee agree as follows.

1.           Grant of Stock. The Company hereby agrees to issue to the Grantee _________________ (####) shares of the Company’s common stock (the “Shares”). All of the Shares received by the Grantee from the Company pursuant to this Agreement are subject to the terms of this Agreement, including but not limited to an option by the Company to repurchase such Shares.

2.           Company’s Repurchase Option.

(a)           The termination of the Grantee’s service as a director of the Company for any reason will be a “Triggering Event.” Service will not be considered to have terminated in the case of an approved leave of absence. An approved leave of absence for this purpose will include sick leave, military leave, or any other authorized personal leave, so long as the Company has a reasonable expectation that the Grantee will return to provide services for the Company, and provided further that the leave does not exceed six (6) months, unless the Grantee has a statutory or contractual right to return to active service following a longer leave.

(b)           In the event that a Triggering Event occurs, the Company will have an option (the “Repurchase Option”) for a period of 90 days from the date of such event (as reasonably fixed and determined by the Company), to repurchase any of the Shares that are not vested pursuant to the vesting provisions set forth on Exhibit A hereto as of the date of such Triggering Event (such Shares, the “Unvested Shares”) for no additional consideration. In the event the Company elects to exercise the Repurchase Option, it will be exercised by the Company by written notice to the Grantee, which notice will specify the number of Shares and the time (not later than 30 days from the date of the Company’s notice) and place for the closing of the repurchase of the Shares. Upon delivery of such notice and payment of the purchase price (if any) in accordance with the terms hereof, the Company will become the legal and beneficial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and the Company will have the right to retain and transfer to its own name the number of Shares being repurchased by the Company.

(c)           If, at any time during the two (2) years immediately following the Effective Date, the Company desires to have its common stock listed on a national securities exchange and the Board determines that the existence of this grant of Shares will prohibit or materially jeopardize, delay or limit such listing, then the Company may exercise the Repurchase Option as to any Unvested Shares, on the same terms and conditions as described in Section 2(b) above.

(d)           Whenever the Company has the right to repurchase Shares hereunder, the Board may designate and assign to one or more assignees the right to exercise all or part of the Company’s repurchase rights under this Agreement to purchase all or a part of such Shares.

3.           Release of Shares From Repurchase Option. In the event the Repurchase Option is triggered pursuant to a Triggering Event and the Company (or its assigns) fails to exercise the Company’s option for the repurchase of any or all of the Shares then, upon the expiration of the 90-day option period, any and all such Shares not repurchased by the Company will be released from the Repurchase Option. Upon the release of the Repurchase Option, any Unvested Shares will immediately vest.

4.           Restriction on Transfer. Except for a transfer to a “Permitted Transferee” (as defined below), none of the Unvested Shares or any beneficial interest therein will be transferred, pledged, hypothecated, encumbered or otherwise disposed of in any way. For purposes of this Agreement, “Permitted Transferee” will mean any of Grantee’s spouse, the lineal descendant(s) (natural or adopted) of Grantee’s parents, the spouse(s) of such descendants, or a trust for the sole benefit of such persons or any of them. All transferees of Shares or any interest therein (including Permitted Transferees) will receive and hold such Shares or interest subject to the provisions of this Agreement, and will agree in writing to take such Shares or interest therein subject to all the terms of this Agreement, including restrictions on further transfer. Any sale or transfer of the Company’s Shares will be void unless the provisions of this Agreement are met.

5.           Ownership Rights. Grantee, as beneficial owner of the Shares, will have full voting rights with respect to the Shares during and after the vesting period, except to the extent repurchased to the Repurchase Option. Grantee will be entitled to receive dividends with respect to Unvested Shares prior to the vesting of such Shares as follows: (a) any regular cash dividends paid with respect to an Unvested Share will be retained by the Company and will be paid to Grantee, without interest, within thirty (30) days after the associated Share vests as provided in this Agreement, and will be forfeited if and when the associated Share is repurchased, and (b) any property (other than cash) distributed with respect to an Unvested Share (including without limitation a distribution of stock by reason of a stock dividend, stock split, or otherwise, or a distribution of other securities with respect to an associated Share) will be subject to the restrictions of this Agreement in the same manner and for so long as the associated Share remains subject to those restrictions, and will be forfeited if and when the associated Share is repurchased or will vest if and when the associated Share vests. If any Shares are repurchased pursuant to the Repurchase Option, then, on the date of such repurchase, Grantee will no longer have any rights as a stockholder with respect to such repurchased Shares or any interest therein.

6.           Investment Intent; Legends on Certificates.

(a)           Simultaneously with the execution hereof, the Grantee has executed and delivered to the Company a copy of the Investment Representation Statement in the form of Exhibit B hereto concerning the Grantee’s investment intent with respect to the Shares.

(b)           The Grantee acknowledges that the certificates evidencing the Shares will be endorsed with a legend, in addition to any other legends required by any other agreement to which the Shares are subject, substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF EXEMPTIONS FROM SUCH REGISTRATION PROVISIONS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RESTRICTED STOCK AWARD AGREEMENT AND TO THE RESTRICTIONS CONTAINED THEREIN, INCLUDING RESTRICTIONS UPON TRANSFER. A COPY OF THE AGREEMENT WILL BE FURNISHED TO ANY INTERESTED PARTY UPON WRITTEN REQUEST, WITHOUT CHARGE.

(c)           The Grantee understands and agrees that neither the Company nor any agent of the Company will be under any obligation to recognize and transfer any of the Shares if, in the opinion of counsel for the Company, such transfer would result in violation by the Company of any federal or state law with respect to the offering, issuance or sale of securities.

(d)           Grantee understands and agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

7.           Adjustment for Stock Splits and the Like. All references to the number of Shares will be appropriately and equitably adjusted to reflect any stock split, stock dividend or other change in the Company’s capitalization that may be made by the Company after the date of this Agreement.

8.           Tax Matters.

(a)           The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, local and foreign (if applicable) tax consequences of the grant of the Shares and the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee (and not the Company) will be responsible for the Grantee’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(b)           The Grantee understands that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”) taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. The Grantee understands that he/she may elect to be taxed at the time the Shares are received rather than when and as the Repurchase Option expires by filing an election under Section 83(b) of the Code with the I.R.S. within 30 days from the date of transfer to the Grantee. If the Grantee makes any tax election relating to the treatment of the Shares under the Code, at the time of such election the Grantee will notify the Company of such election.

(c)           THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE GRANTEE’S BEHALF.

(d)           Grantee understands that, at the time that the Shares are granted, or at the time of vesting, Grantee may incur tax obligations under federal, state, local, and/or foreign law, and the Company may be required to withhold amounts from Grantee’s compensation or otherwise collect from Grantee related to such obligations. Grantee agrees that the Company may satisfy such withholding obligations relating to the Shares by any of the following means or by a combination of such means, in the Company’s discretion: (i) withholding from any compensation otherwise payable to the Grantee by the Company; (ii) causing the Grantee to tender a cash payment; or (iii) withholding Shares with a fair market value (measured as of the date the tax withholding obligations are to be determined) equal to the amount of such tax withholding obligations from the Shares otherwise issuable to Grantee; provided, however, that the number of such Shares so withheld will not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income (or such lesser amount as may be necessary to avoid classification of the Shares as a liability for financial accounting purposes). Grantee understands that all matters with respect to the total amount of taxes to be withheld in respect of such compensation income will be determined by the Company in its reasonable discretion. Grantee further understands that, although the Company will pay withheld amounts to the applicable taxing authorities, the Grantee remains responsible for payment of all taxes due as a result of income arising under the Agreement.

9.           General Provisions.

(a)           This Agreement will be construed and enforced in accordance with and governed by the laws of the State of Delaware, without giving effect to the choice of law rules of any jurisdiction.

(b)           Any notice, demand or request required or permitted to be given pursuant to the terms of this Agreement will be in writing and will be deemed given when delivered personally, one day after deposit with a recognized international delivery service (such as FedEx), or three days after deposit in the U.S. mail, first class, certified or registered, return receipt requested, with postage prepaid, in each case addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may designate by notifying the other in writing.

(c)           The rights and obligations of the Company and the Grantee hereunder will be binding upon, inure to the benefit of and be enforceable against their respective successors and assigns, legal representatives and heirs. In addition, the rights and obligations of the Company under Section 2 of this Agreement will be transferable to any one or more persons or entities as set forth therein.

(d)           Either party’s failure to enforce any provision or provisions of this Agreement, except for the exercise by the Company of its Repurchase Option, will not in any way be construed as a waiver of any such provision or provisions, nor prevent the party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties herein are cumulative and will not constitute a waiver of any party’s right to assert all other legal remedies available to it under the circumstances.

(e)           Grantee agrees, upon request, to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

(f)           This Agreement is not employment or service contract, and nothing in this Agreement creates or will be deemed to create in any way whatsoever any obligation on the part of the Company to continue Grantee’s service.

(g)           This Agreement expresses the entire understanding with respect to the subject matter hereof and supersedes and terminates any prior oral or written agreements with respect to the subject matter hereof. This Agreement may only be amended by a writing signed by both the Grantee and the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Restricted Stock Award Agreement as of the day and year first set forth above.

COMPANY:

Aytu BioScience, Inc.

By:

Name:

Title:

Address:	373 Inverness Parkway, Suite 206
Englewood, Colorado 80112

GRANTEE:

[NAME]

(SEAL)

Address:

EXHIBIT A

VESTING

A.           Vesting. The Shares are unvested when granted, and will vest on July 7, 2026, subject to Grantee’s continued service as a director of the Company through such date. Immediately upon such vesting, the Shares will be released from the Repurchase Option.

B.           Accelerated Vesting. Notwithstanding the foregoing, vesting will be accelerated and the Shares will be released from the Repurchase Option upon the first to occur of the following events, subject to Grantee’s continued service as a director of the Company through the date of such occurrence.

1.	The consummation of a Change in Control Transaction (as defined below);

2.	Grantee is removed from the Board by the shareholders for a reason other than Cause (as defined below);

3.	Grantee’s service as a director of the Company ends as a result of the Board’s failure to renominate Grantee to serve as a director for a reason other than Cause (as defined below); or

4.	Grantee’s service as a director with the Company is terminated as a result of Grantee’s Disability (as defined below).

In the event that accelerated vesting occurs as described in B.2., B.3., or B.4. above, then Grantee acknowledges and agrees that he will not sell any of the Shares so vested for a period of ninety (90) days immediately following such vesting (or such longer period as may be agreed in a separate written agreement, if any, between the Company and Grantee).

C.           Cessation of Vesting. To the extent vesting does not occur at the time of the termination of Grantee’s service as a director of the Company as described in B.2., B.3., or B.4. above, vesting will cease upon such termination.

D.           Definitions. As used herein, the following terms have the definitions provided below.

“Change in Control Transaction” means the occurrence of any of the following:

(i)           The acquisition by any Person (as used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), and including a “group” as defined in Section 13(d) thereof) of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the value of then outstanding equity securities of the Company (the “Outstanding Company Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Exhibit A, the following acquisitions shall not constitute or result in a Change in Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (z) any acquisition by any entity pursuant to a transaction that complies with clauses (A), (B), and (C) of subsection (iii) below; or

Exhibit A to Restricted Stock Award Agreement Page 1

(ii)           During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)           Consummation of a reorganization, merger, statutory share exchange, or consolidation or similar transaction involving the Company or any of its Related Entities, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity of another entity by the Company or any of its Related Entities (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the value of the then outstanding equity securities of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the Board or other governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

Exhibit A to Restricted Stock Award Agreement Page 2

“Cause” means a determination by the Board (excluding Grantee for such purpose) that the Grantee’s service on the Board should be terminated as a result of (i) any material breach by the Grantee of any agreement between the Grantee and the Company; (ii) the conviction of or plea of nolo contendere by the Grantee to a felony or a crime involving moral turpitude; (iii) any material misconduct or willful and deliberate non-performance (other than by reason of Disability) by the Grantee of the Grantee’s duties as a director of the Company; or (iv) the Grantee’s fraud, embezzlement, or act(s) of dishonesty relating to the Company or any Related Entity.

“Disability” means (i) Grantee’s incapacity due to a physical or mental condition and, if reasonable accommodation is required by law, after any reasonable accommodation, that results in Grantee being substantially unable to perform his duties as a director of the Company for six consecutive months (or for six months out of any nine month period); or (ii) a qualified independent physician mutually acceptable to the Company and Grantee determines that Grantee is incapacitated due to a physical or mental condition and, if reasonable accommodation is required by law, after any reasonable accommodation, so as to be unable to regularly perform his duties as a director of the Company and such condition is expected to be of a permanent or near-permanent duration.

“Related Entity” means any “parent corporation” of the Company, whether now or hereafter existing, within the meaning of Section 424(e) of the Code, and any “subsidiary corporation” of the Company, whether now or hereafter existing, within the meaning of Section 424(f) of the Code.

Exhibit A to Restricted Stock Award Agreement Page 3

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

Grantee:

Issuer:	Aytu Bioscience, Inc. (the “Company”)

Security:	Common Stock

No. of Shares:

In connection with the receipt of the above securities, the Grantee represents to the Company as follows.

1.           Grantee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. Grantee is acquiring the securities for investment for Grantee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

2.           Grantee understands that the securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Grantee’s investment intent as expressed herein.

3.           Grantee further understands that the securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is available. Moreover, Grantee understands that the Company is under no obligation to register the securities. In addition, Grantee understands that the certificate evidencing the securities will be imprinted with a legend that prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

Date: July __, 2016	GRANTEE:

[NAME]

Exhibit B to Restricted Stock Award Agreement